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Simpson Manufacturing Co., Inc. and Subsidiaries
List of Subsidiaries of Simpson Manufacturing Co., Inc.
At March 15, 2002

Exhibit 21

1.
Simpson Strong-Tie Company Inc., a California corporation

2.
Simpson Dura-Vent Company, Inc., a California corporation

3.
Simpson Strong-Tie International, Inc., a California corporation

4.
Simpson Manufacturing International Corporation, a Barbados corporation

5.
Simpson Strong-Tie Canada, Limited., a Canadian corporation

6.
Simpson Strong-Tie France, Limited., a French corporation

7.
Simpson Strong-Tie, S.A., a French corporation

8.
Simpson Strong-Tie Japan, Inc., a California corporation

9.
Simpson Strong-Tie Australia, Inc., a California corporation

10.
Simpson Strong-Tie Company Inc. Chile Y Compañia Limitada, a Chilean corporation

11.
Simpson Strong-Tie Company Inc. Argentina SRL, an Argentinean corporation

12.
Keymark Enterprises, LLC, a Colorado Limited Liability Company

13.
BMF Bygningsbeslag A/S, a Danish corporation

14.
BMF Simpson GmbH, a German corporation

15.
BMF Jutor Sp.z.o.o, a Polish corporation

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Simpson Manufacturing Co., Inc. and Subsidiaries List of Subsidiaries of Simpson Manufacturing Co., Inc. At March 15, 2002
  Exhibit 21